Exhibit 10.1

EXECUTION VERSION

August 8, 2018

Star Parent, L.P.
c/o CC Capital
200 Park Ave., 58th Floor
New York, NY 10166

Re:    Equity Commitment Letter

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), by and among The Dun & Bradstreet Corporation, a Delaware corporation (the “Company"), Star Parent, L.P., a Delaware limited partnership (“Parent”) and Star Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement. Cannae Holdings, Inc., a Delaware corporation, is referred to herein as the “Equity Investor.” This letter is being delivered by the Equity Investor to Parent in connection with the execution of the Merger Agreement.

1.Commitment. This letter confirms the commitment of the Equity Investor, subject to the terms and conditions set forth herein, to purchase, directly or indirectly (or cause an assignee permitted by the terms of Section 4(a) hereto to purchase), at or immediately prior to Closing, for an aggregate cash purchase price equal to $900,000,000.00 (such commitment, the “Equity Commitment”), common equity interests of Parent (collectively, the “Subject Equity Securities”). The Equity Commitment shall only be used by Parent, to the extent necessary, to fund, directly or indirectly, together with the proceeds of the Debt Financing and Preferred Financing and the proceeds of the other equity commitment letters (collectively, the “Other Equity Commitments”) from other investors (each, an “Other Equity Investor”) to Parent of even date herewith (each, as amended from time to time, an “Other Equity Commitment Letter”): (i) Parent’s payment obligations under Article IV of the Merger Agreement (including the payment of the aggregate Per Share Merger Consideration) and (ii) related fees, costs and expenses required to be paid by Parent, Merger Sub or the Surviving Corporation, in each case, in connection with the transactions contemplated by the Merger Agreement and pursuant to and in accordance with the Merger Agreement (clauses (i) and (ii) collectively, the “Transaction Costs”), and for no other purposes. The Equity Investor shall not, under any circumstances, be obligated pursuant to this letter to contribute to Parent more than the Equity Commitment. In the event that, after taking into account funds available from other sources at Closing, Parent does not require the full amount of the Equity Commitment in order to consummate the Merger and perform its obligations under the Merger Agreement, the amount to be funded under this letter agreement will be reduced by such amount that is not so required by Parent. Notwithstanding anything to the contrary set forth herein, in no event will the cumulative liability of the Equity Investor under this letter exceed the amount of the Equity Commitment.

2.Conditions. The obligation of the Equity Investor (or any of its permitted assigns) to fund the Equity Commitment is subject to (i) the execution and delivery of the Merger Agreement by the Company, Parent and Merger Sub, (ii) the satisfaction or waiver of all of the conditions to Parent’s and Merger Sub’s obligations to effect the Closing set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Closing (but subject to such conditions being satisfied at the Closing)), (ii) the substantially simultaneous consummation of the Closing in accordance with the terms of the Merger Agreement and
(iii) the substantially simultaneous funding of the Debt Financing and Preferred Financing or Alternative Financing.

3.Limited Guarantee. Concurrently with the execution and delivery of this letter,
(i)the Equity Investor is executing and delivering to the Company a Limited Guarantee (as amended from time to time, the “Equity Investor Limited Guarantee”) relating to certain of Parent’s obligations under the Merger Agreement and (ii) each of the Other Equity Investors is executing and delivering to the Company a Limited Guarantee (each, as amended from time to time, an “Other Equity Investor Limited Guarantee” and collectively with the Equity Investor Limited Guarantee and all Other Equity Investor Limited Guarantees, the “Limited Guarantees”) relating to certain of Parent’s obligations under the Merger Agreement. Except as expressly set forth in Section 7(b) hereof, the Company’s remedies against the Equity Investor under the Equity Investor Limited Guarantee with respect to any Non-Prohibited Claims shall, and are intended to, be the sole and exclusive direct or indirect remedies available to the Company and its Affiliates against the Equity Investor or any Non-Recourse Party for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of, or liabilities or obligations arising under or in connection with, this letter, the Merger Agreement, the Equity Investor Limited Guarantee (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the transactions contemplated by the Merger Agreement to be consummated for any reason or otherwise in connection with the transactions contemplated hereby or by the Merger Agreement or in respect of any oral representations made or alleged to have been made in connection therewith, including in the event Parent breaches its obligations under the Merger Agreement (whether or not a Parent breach is caused by the breach by the Equity Investor of its obligations under this letter). Notwithstanding anything to the contrary contained herein or in the Equity Investor Limited Guarantee, under no circumstance shall the Company be permitted or entitled to receive both (a) a grant of specific performance hereunder or under the Merger Agreement to cause the Closing to occur or to cause Parent to enforce this letter and (b) payment of the Parent Termination Fee or any monetary damages.

4.Termination. The Equity Investor’s obligation to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of: (a) the discharge of the obligations of the Equity Investor hereunder in connection with the Closing; (b) termination of the Merger Agreement in accordance with its terms; (c) the assertion, directly or indirectly, of any claim, demand, complaint, suit, arbitration, litigation or other Action, or the commencement of any action, suit, proceeding or other Action, in each case, by the Company or any of its Affiliates or Representatives (or any Person claiming by, through or for the benefit of any of the foregoing) against the Equity Investor, Parent or any Non-Recourse Party (as defined below) relating to this letter, any Limited Guarantee, the Merger Agreement or any of the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to be made in connection therewith), in each case, other than any claim by the Company (i) against Parent seeking only specific performance against Parent in accordance with the Merger Agreement or pursuant to Section 7(b) hereof with respect to the Equity Investor’s obligation to fund its Equity Commitment in accordance with, and solely to the extent permitted under, the terms hereof, (ii) against the Equity Investor solely in accordance with and subject to the terms and conditions of the Equity Investor Limited Guarantee or (iii) seeking specific performance or injunctive relief to enforce the terms of the Mutual Non-Disclosure Agreement between the Company and CC Capital Partners, LLC dated as of May 29, 2018 as amended and restated July 23, 2018 in accordance with the terms thereof (the foregoing clauses (i), (ii) and (iii), the “Non-Prohibited Claims”); (d) any judgment against any of Parent or the Equity Investor with respect to any Non-Prohibited Claim that includes an award for money damages; and (e) the funding by the Equity Investor or any permitted assignee(s) of the Equity Commitment hereunder (or such lesser amount pursuant to the penultimate sentence of Section 1 hereto) in full to Parent. Upon termination of this letter, the Equity Investor shall not have any further obligations or liabilities hereunder.

5.	Assignment; Amendments and Waivers; Entire Agreement.

(a)The rights and obligations under this letter may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by any party hereto without the prior written consent of the other party, and any attempted assignment shall be null and void and of no force or effect. Notwithstanding the foregoing, the Equity Investor may assign and delegate all or a portion of its obligations to fund the Equity Commitment to one or more co-investment vehicles or investment funds that are sponsored, managed, advised or controlled by an Affiliate of the Equity Investor or to other co- investors (which other co-investors would not be reasonably expected to prevent, materially delay or materially impair the ability of any of the parties to the Merger Agreement to consummate the Merger or the other transactions contemplated by the Merger Agreement); provided, however, that no such assignment shall relieve the Equity Investor of its obligations hereunder (including its obligation to fund its full Equity Commitment hereunder) and Parent shall be entitled to pursue all rights and remedies against the Equity Investor subject to the terms and conditions hereof.

(b)This letter may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto; provided, that no amendment or modification of this letter shall adversely affect the rights of the Company hereunder without the prior consent of the Company.

(c)Together with the Merger Agreement, the Limited Guarantees, the Other Equity Commitment Letters and the other agreements and instruments contemplated hereby or thereby, this letter constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

6.No Third Party Beneficiaries. Except to the extent expressly set forth in Sections 7(a) and 7(b), this letter shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this letter shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Equity Commitment or any provisions of this letter; provided, however, that (a) Non-Recourse Parties are express, intended third party beneficiaries of Section 7(a) and may rely on and enforce the provisions of Section 7(a) and (b) the Company is an express intended third party beneficiary of Section 7(b) hereto to the extent expressly set forth therein.

7.	Limited Recourse; Enforcement.

(a)Notwithstanding anything that may be expressed or implied in this letter or any document or instrument delivered in connection herewith, Parent, by its acceptance of the benefits of the Equity Commitment provided herein, covenants, agrees and acknowledges that no Person other than the Equity Investor shall have any liability, obligation or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent or otherwise, hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Equity Investor or any of its permitted assigns may be a partnership or limited liability company, Parent has no remedy or rights of recovery, and no recourse, hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith or therewith against, or contribution from, any of the Equity Investor’s former, current, or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, holders of equity, controlling persons, Affiliates, representatives, assignees or any former, current or future director, officer, employee, agent, general or limited partners, managers, members, stockholders, holder of equity, controlling person, Affiliate, representative or assignee of any of the foregoing (but not including Parent and the Equity Investor, a “Non-Recourse Party” and together, the “Non-Recourse Parties”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of the Equity Investor against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, or otherwise, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party for any obligations or commitments of the Equity Investor or any of its successors or permitted assigns under this letter, under the Merger Agreement or under any documents or instrument delivered in connection herewith or therewith, in respect of any transaction contemplated hereby or thereby, including in the event Parent or Merger Sub breaches its obligations under the Merger Agreement, whether or not Parent’s or Merger Sub’s breach is caused by Equity Investor’s breach of its obligations hereunder, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

(b)Subject to the proviso in Section 6, this letter may be enforced only by Parent, and none of Parent’s direct or indirect creditors nor any other Person that is not a party to this letter shall have any right to enforce this letter or to cause Parent to enforce this letter; provided, however, that notwithstanding anything in this letter to the contrary and subject to the terms and conditions of the Merger Agreement, including without limitation, Section 9.6(b) thereof, the Company (solely to the extent set forth in this proviso) is hereby made an express, intended third party beneficiary of the rights granted to Parent hereby solely for the purpose of seeking through an action of specific performance the enforcement of Parent’s right to cause the Equity Investor to fund the Equity Commitment hereunder if and only if the Company is entitled to specific performance in accordance with Section 9.6(b) of the Merger Agreement (and subject to the terms and conditions hereof) and for no other purpose (including, without limitation, any claim for monetary damages hereunder or under the Merger Agreement). Notwithstanding the foregoing, in no event shall this letter be enforced by any Person unless each of the Other Equity Commitments is being concurrently enforced by such Person.

8.Representations and Warranties. The Equity Investor hereby represents and warrants to Parent that:

a.the execution, delivery and performance of this letter by the Equity Investor have been duly authorized by all necessary action and do not contravene any provision of the Equity Investor’s charter, partnership agreement, operating agreement or similar organizational documents or any applicable Law or contractual restriction binding on the Equity Investor or its assets;
b. all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this letter by the Equity Investor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this letter;
c.this letter constitutes a legal, valid and binding obligation of the Equity Investor enforceable against the Equity Investor in accordance with its terms, subject to (x) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable Laws affecting creditors’ rights generally, and (y) general equitable principles (whether considered in a proceeding in equity or at law); and
d.the Equity Investor has the financial capacity necessary to fulfill its Equity Commitment for so long as this letter shall remain in effect in accordance with Section 4 hereof.

9.Confidentiality. This letter shall be treated as confidential and is being provided to Parent solely in connection with the transactions contemplated by the Merger Agreement. This letter may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the Equity Investor; provided, that no such written consent shall be required for disclosures by Parent to (i) the Company and the Other Equity Investors so long as the Company and the Other Equity Investors, as the case may be, agree to keep such information confidential on terms substantially as restrictive as the terms contained in this Section 9 or (ii) its Affiliates and Representatives who agree to keep such information confidential on terms substantially as restrictive as the terms contained in this Section 9; provided, further, that any party hereto may disclose the existence or content of this letter to the extent required by any applicable Law or the rules of any self-regulatory organization or securities exchange.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)THIS LETTER SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this letter and of the documents referred to in this letter, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.7 of the Merger Agreement or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR
INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER (INCLUDING THE FINANCING). EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT
(i)NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10(b).

11.Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this letter.

12.Counterparts; Effectiveness. This letter may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this letter with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this letter.

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Very truly yours,
EQUITY INVESTOR:
CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel
and Corporate Secretary

[Signature Page to Equity Commitment Letter]

Accepted and acknowledged
as of the date first written above:

PARENT:

STAR PARENT, L.P.

By:	Star GP Holding, LLC
Its:	General Partner

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Treasurer

[Signature Page to Equity Commitment Letter]